SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2015

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

9225 Katy Freeway, Suite 100 Houston, Texas 77024
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

On May 18, 2015, Saratoga Resources, Inc., along with its subsidiaries, Lobo Operating, Inc., Lobo Resources, Inc., Harvest Oil & Gas, LLC and The Harvest Group, LLC (collectively, the “Company”) entered into amendments (the “Fourth Amendments”) to the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement, each as amended March 2, 2015, March 16, 2015 and April 30, 2015, previously disclosed under Forms 8-K dated January 30, 2015 and March 16, 2015.

Pursuant to the Fourth Amendments, the forbearance period under the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement was extended until June 5, 2015.

The description of the Fourth Amendments contained in this Item 1.01 is qualified in its entirety by the full text of those documents, copies of which are attached to this report as Exhibit 10.3 and Exhibit 10.4 and are hereby incorporated by reference into this Item 1.01.  Readers are directed to the Company’s Forms 8-K dated January 30, 2015 and March 16, 2015 with regard to the background and terms of the First Lien Forbearance Agreement and the Second Lien Forbearance Agreement.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2015, Richard Nevins was appointed as a director of Saratoga Resources, Inc. (the “Company”) and as a member of the existing committee of independent directors.

Mr. Nevins has served as an independent financial advisor since 2010 and previously from 2007 to 2008, in which capacity he served as Interim CEO of Insight Health Services Holdings Corp from 2007 to 2008, as Interim CEO of US Energy Systems, Inc. during 2007, and as Examiner in the 2007 bankruptcy of Northwest Airlines.  From 1998 to 2007 and again from 2008 to 2010, Mr. Nevins served as Managing Director and, during the 1998 to 2007 period, Co-Head of the Recapitalization and Restructuring Group of Jefferies & Company, Inc., a full service investment bank.  Prior to his tenure at Jefferies & Company, Mr. Nevins served in several leadership positions as a director, financial advisor and corporate executive.  Mr. Nevins holds an MBA from the Stanford Graduate School of Business and a Bachelor of Arts in Economics from the University of California, Riverside.

Mr. Nevins’ appointment was made pursuant to the terms of (i) that certain Forbearance Agreement to First Lien Indenture, dated January 30, 2015, and amended March 2, 2015, March 16, 2015 and April 30, 2015 (the “First Lien Forbearance Agreement”), pursuant to which the holders (the “First Lien Noteholders”) of the First Lien Notes agreed to forbear from exercising certain of their default-related rights under the First Lien Indenture; and (ii) that certain Forbearance Agreement to Second Lien Indenture, dated January 30, 2015, and amended March 2, 2015, March 16, 2015 and April 30, 2015 (the “Second Lien Forbearance Agreement” and, together with the First Lien Forbearance Agreement, the “Forbearance Agreements”), pursuant to which the holders (the “Second Lien Noteholders” and, together with the First Lien Noteholders, the “Noteholders”) of a majority in principal amount of the Second Lien Notes agreed to forbear from exercising certain of their default-related rights. Pursuant to the April 30, 2015 amendment to the Forbearance Agreements (the “April 2015 Amendment”), the Noteholders agreed to extend the forbearance period if the Company appointed to its Board and to its currently existing committee of independent directors an independent director acceptable to the Noteholders.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Third Amendment to Forbearance Agreement to First Lien Indenture, dated April 30, 2015

10.2

Third Amendment to Forbearance Agreement to Second Lien Indenture, dated April 30, 2015

10.3

Fourth Amendment to Forbearance Agreement to First Lien Indenture, dated May 18, 2015

10.4

Fourth Amendment to Forbearance Agreement to Second Lien Indenture, dated May 18, 2015

99.1

Press release, dated May 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated: May 19, 2015	By:	/s/ Andrew C. Clifford
Andrew C. Clifford
President

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